UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 30, 2008, TraceGuard Technologies, Inc. (the “Company”) entered into a Private Placement Subscription Agreement (the “Subscription Agreement”) with Joseph Grinkorn (“Grinkorn”), pursuant to which the Company agreed to sell an aggregate of 7,333,333 “Units” in a private placement (the “Offering”). Each Unit is comprised of one share of common stock, par value $.001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock with an exercise price of $0.80 and a term of exercise of 3 years. The warrant may be cashlessly exercised by the holder. In the aggregate, the Offering involves the sale of 7,333,333 shares of Common Stock (the “Shares”) and warrants (the “Warrant”) to purchase 7,333,333 shares of Common Stock. Each Unit will be issued for a purchase price of $0.15 and the gross proceeds from the Offering will be approximately $1,100,000, before deduction of transaction expenses. The aggregate purchase price for the Units is payable in four installments, with the first installment of $200,000 paid upon acceptance of the subscription by the Company on June 30, 2008, the second and third installments of $200,000 payable on or before each of July 5, 2008 and July 22, 2008, and the fourth installment of $500,000 payable on or before August 31, 2008. The Company has agreed to deliver to Grinkorn a number of Units equal to the aggregate Units purchased for the relevant installment following payment therefor.

Under the Subscription Agreement, the Company has agreed to use commercially reasonable efforts to appoint Grinkorn as a director on the Company’s board of directors (the “Board”), and to recommend that the stockholders of the Company vote for Grinkorn as a candidate for director (i) during the two year period following execution of the Subscription Agreement, for so long as Grinkorn owns at least 50% of the Shares purchased by him pursuant to the Subscription Agreement, and (ii) thereafter, for so long as Grinkorn owns at least 5% of the issued and outstanding shares of the Company, on a non-diluted basis. Grinkorn has agreed to resign from the Board if and when these conditions are not met.

The foregoing description is not complete and is qualified in its entirety to the Subscription Agreement and the form of Warrant, attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

The aforementioned securities were issued without registration in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 promulgated thereunder, based on the fact that the aforementioned securities were not sold or offered pursuant to general solicitation, and in reliance upon the representations of Grinkorn as to his status as an accredited investor, that he was purchasing such securities for its own account and not with a view to resale or distribution or any part thereof in violation of the 1933 Act and an acknowledgement by Grinkorn that resale of such securities may not be made unless registered under the 1933 Act or another exemption is available. In addition, such securities bear a legend indicating such restrictions on transferability.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transaction described above have not been registered under the 1933 Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Subscription Agreement between TraceGuard Technologies, Inc. and Grinkorn.

	10.2	Form of Warrant to Purchase Common Stock of TraceGuard Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2008

TRACEGUARD TECHNOLOGIES, INC.

	By:	/s/ David Ben-Yair
Name: David Ben-Yair
Title: Chief Financial Officer